UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)
      Florida                                          65-1102237
(State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or organization)
                                  5 Ridge Road
                               Cos Cob, CT 06807
                                  203-622-1848

                    (Address of Principal Executive Offices)

                                   Gary Cella
                                  5 Ridge Road
                               Cos Cob, CT 06807
                                  203-622-1848
           (Name, Address and Telephone Number of Agent for Service)



+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered   |  share      |  price       | fee(3)       |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock      |  200,000 (1) |  $ 2.25(2)  | $450,000.00  | $36.41       |
|$.00001 par value  |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the last sale reported on August 13, 2003.

EXPLANATORY NOTE

The material which follows up to but not including the page beginning Part II of this Registration Statement, constitutes a "reoffer" prospectus prepared in accordance with Part I of Form S-3 to be used in connection with resales of restricted shares of common stock issued under the New England Acquisitions, Inc. 2003 Incentive Equity. These shares of common stock may be considered "restricted securities" as defined in General Instruction C(1) to Form S-8.

                                   PROSPECTUS

                                 200,000 Shares

                         NEW ENGLAND ACQUISITIONS, INC.

Common Stock

This prospectus relates to resales of up to 200,000 shares of our common stock which have been sold to the selling stockholders identified in this prospectus pursuant to the New England Acquisitions, Inc. 2003 Incentive Equity Plan.

The shares of the selling stockholders and his donees, transferees or other successors in interest, may be offered on or after the date of this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices or otherwise. The selling stockholders may make gifts of all or a portion of their shares to third parties, including charities. Our common stock is listed on the Over-the Counter Bulletin Board under the symbol "NEAQ

An investment in the shares involves substantial risks and is highly speculative. See "Risk Factors" beginning on page 3 of this prospectus.

Neither the Securities and Exchange commission nor any state securities regulator has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2003

                               TABLE OF CONTENTS


                        PROSPECTUS SUMMARY............  3
                        RISK FACTORS..................  3
                        FORWARD-LOOKING STATEMENTS....  8
                        USE OF PROCEEDS...............  8
                        DESCRIPTION OF COMMON STOCK...  9
                        SELLING STOCKHOLDERS..........  9
                        PLAN OF DISTRIBUTION.......... 10
                        LEGAL  PROCEEDINGS............ 12
                        INDEMNIFICATION .............. 12
                        EXPERTS....................... 13
                        ADDITIONAL INFORMATION........ 13




                               PROSPECTUS SUMMARY

You should read the entire prospectus carefully before making an investment decision. In this prospectus, references to "we", "us" and "our" refer to New England Acquisitions, Inc. and its wholly owned subsidiaries.

We were formed as a blank check company.

In late 2002, pursuant to an Asset and Rights Purchase Agreement with ADM Tronics Unlimited, Inc., we purchased from ADM Tronics certain rights to an ethnic shave cream, a burn lotion and a medical device known as the Aurex-3 which has been designed to treat a condition known as tinnitus. We have not marketed any of the products and we cannot assure you that we will be successful in marketing any of the products in the future.

On February 27, 2003, pursuant a Stock Purchase Agreement of February 14, 2003 with Eugene Cella and CJC Enterprises of New York, Inc, we acquired CJC from Mr. Cella as a wholly owned subsidiary. The purchase price consisted of 100,000 shares of our common stock. Eugene Cella is the brother of Gary Cella, our President. CJC opened a retail store under the name "Jazz Audio and Stereo" in Center Moriches, New York on February 17, 2003 which sold and installed automotive stereo systems, security devices and related products. CJC
Enterprises subsequently closed the store because it was not profitable.   In
connection with the acquisition, we obtained the limited right to open or franchise additional Jazz Audio and Stereo stores provided that we bear all costs and issue 50,000 shares of our common stock to Mr. Cella for each such additional store. We do not have sufficient funds to bear any costs of opening or franchising any additional stores.

We are a Florida corporation formed on April 18, 2001. Our executive offices are located at 5 Ridge Road, Cos Cob, CT 06807 and our telephone number is 203-622-1848.

                                  RISK FACTORS

An investment in our common stock involves substantial risks. You should consider carefully the following information about these risks, together with the financial and other information contained in or incorporated by reference in this prospectus, before you decide whether to buy our common stock. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In such case, you might lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because we have no meaningful operating history, there is no basis on which you can evaluate our proposed business and prospects. We were formed on April 18, 2001. We have never had any significant revenues or assets. Prospective investors customarily consider a company's operating history as a factor in determining whether to make an investment. Prospective investors who decide to purchase our shares may decide not to purchase the shares if they had an operating history to review.

The lack of any prior experience of our officers in marketing the type of products we have acquired form ADM Tronics may render them unable to successfully manage our affairs in which case our business may fail. The successful marketing of the products is very complex due to the intense competition and the selection of appropriate channels of distribution and promotional activities. We believe that the managements of substantially all of the companies with which we intend to compete have substantial experience in marketing their products. The lack of our officers' experience could place us in a competitive disadvantage in an industry that is highly competitive and could result in our inability to successfully market our products in which case our shareholders can expect to lose all of their investment.

We are aware of circumstances that cast substantial doubt upon the efficacy of the Aurex-3. At the end of December 1999, 6 Aurex-3 devices were made available to the Dutch Commission on Tinnitus & Hyperacusis. On December 24, 1999, six participants were examined by the Dutch Commission for their tinnitus and trained in the use of the Aurex-3 by an audiologist and adviser of the group. After a six-week trial period with six participants, during which one participant reported a worsening of tinnitus, the Dutch Commission concluded that no positive results could be reported. The Dutch Commission tentatively concluded that the Aurex-3 seldom or never has a positive effect on tinnitus, especially on high frequency tinnitus. In addition, we were recently advised by a distributor of medical products in China that on the basis of limited use, the sample we furnished has not been found to be effective.

Because each of our officers will only devote a small portion of his time to us, they may not be able to effectively mange us during the time that they allot to us in which case our business will suffer or fail. If it develops that the necessary or desirable amount time is greater than the time that our officers will devote to us, our business will suffer or fail.

Because we have virtually no capital, we may not be able to remain in existence in which case our shareholders can expect to lose all of their investment. In addition to marketing expenses, we have and will continue to incur legal and accounting expenses to comply with our reporting obligations to the SEC as well as operating expenses. If we fail to pay the required annual fees to the state of Florida, we will be dissolved and cease to exist. If we cannot obtain additional capital, our stockholders can expect to lose all of their investment.

Although we intend to obtain additional capital primarily through the private sale of equity securities to be issued by us, we cannot assure you that additional financing will be available on terms favorable to us, if at all. Historically, it has proven difficult and very often impossible for development stage companies such as us to obtain financing on any terms. The historical difficulty is compounded by the present depressed state of the equity capital markets

If we raise additional funds through the issuance of our equity securities, the percentage ownership of our stockholders will be reduced and stockholders may experience dilution which could substantially diminish the value of their common
stock.    One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings and other financial items. If a meaningful public market develops for our shares, a material amount of dilution can be expected to cause the market price of our shares to decline. Furthermore, the public perception of future dilution can have the same effect even if the actual dilution does not occur.

If we raise additional funds through the issuance of our equity securities, those securities may convey rights, preferences or privileges senior to those of the rights of the holders of our common stock which could substantially diminish the rights of the holders of our common stock and the value of their common
stock.    In order for us to obtain additional capital, because we are in the development stage as well as the other significant risks to our shareholders, we may find it necessary to issue securities conveying rights senior to those of the holders of our common stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent that we convey senior rights, the value of our common stock can be expected to decline.

Because we did not have a feasibility study, independent analysis or current market survey in connection with the products we acquired from ADM Tronics or CJC Enterprises, we may not be aware of many very important negative facts and circumstances concerning them, which if we were aware, would have dissuade us from acquiring them. Companies that have historically made successful acquisitions have relied upon the information in those documents. If we had the information that those documents would have disclosed to us, we may have decided either not to acquire the products from ADM Tronics or CJC Enterprises.

Unless we can be substantially more successful than ADM Tronics in selling the products that we acquired from it, our stockholders can expect to lose all or substantially all of their investment. Although ADM Tronics has had the products for a considerable length of time, it has made only limited sales of those products. The limited sales may be an indication of the difficulty of selling the products in commercial quantities. In addition, because the products were developed by ADM Tronics' founder and ADM Tronics has intimate knowledge of the products, ADM Tronics' may be in a better position to successfully market the products than are we although it has failed to do so. If we are to be successful, we will have to make significant sales of at least one of the products. To date, we have not made any sales of the products.

Because we will be solely dependant on ADM Tronics to manufacture products we acquired from it, if ADM becomes unable or refuses to supply the products to us at the agreed upon terms and conditions, we may not be able to sell any products in which case our stockholders can expect to lose the full amount of their investment. Although we have entered into a manufacturing agreement with ADM Tronics, we do not know whether ADM can manufacture the products on a timely basis in commercial quantities. In addition, if for any other reason ADM Tronics fails or refuses to comply with its obligations under the manufacturing agreement, we will be unable to sell the products.

If we do not make the required minimum royalty payments or purchase certain quantities of products from ADM Tronics beginning in November 2003, and continuing in subsequent years, we will lose certain rights of exclusivity which could significantly diminish the value of those products to us and render our shares worthless. We do not expect to purchase sufficient amounts from ADM Tronics to maintain such rights. Although ADM Tronics has verbally agreed to grant us an extension of time, the terms of the extension have not been finalized and are not evidenced by a written instrument signed by ADM Tronics. Accordingly, we cannot assure you that the extension will actually be granted by ADM Tronics or that we will derive any meaningful revenues from the sale of any of the products.

Although we may require ADM Tronics to file an infringement action against any third party who infringes the related patent, ADM Tronics may refuse or be unable to do so, in which case our rights related to the Aurex-3 may become worthless. The existence of the patent is important to us because we intend to rely upon it to prevent others from marketing a device which is the same as the Aurex-3. Because of ADM Tronics' limited resources, it may be unable to protect the patent or to challenge others who may infringe upon the patent. Because many holders of patents in the medical device industry have substantially greater resources than does ADM Tronics and patent litigation is very expensive, ADM Tronics may not have the resources necessary to challenge successfully the validity of patents held by others or withstand claims of infringement or challenges to any patent.

Because trade secrets and other means of protection which ADM Tronics and we may rely on in connection with the ethnic shave cream and the burn lotion may not adequately protect us, its intellectual property may become available to others, in which case our rights relating to those products may become worthless. We intend to rely upon trade secrets, copyright law, employee and third?party nondisclosure agreements and other protective measures in connection with the marketing of products. These measures may not provide meaningful protection to us in which case others may be able to compete with us who would not be able to do so in if those protective measures were effective.

The intense competition we expect to encounter may result in our rights relating to products we obtain from ADM Tronics to become worthless. Intensity of competition is a factor of the number and relative market strengths of competitors. There are numerous competitors in the fields we intend to enter with developed product lines and established consumer followings. Any level of actual or perceived negative comparative advantage between the products we intend to acquire and competitors' products by consumers can make the products we acquire unsaleable and therefore worthless in the market place. If the products become worthless, our stockholders can expect to lose their total investment.

If we are unable to effectively manage our anticipated growth, our business, financial condition and results of operations will suffer and our business could fail. If we are successful in selling any of the products we intend to acquire, our growth will place a significant strain on our financial and managerial resources. As part of our anticipated growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage employees. If the systems, procedures and controls do not function as planned, our ability to remain in business may be significantly impaired.
The impairment could result in the failure of our business in which case our stockholders could expect to lose their total investment.

Although our financial statements have been prepared assuming that we will continue as a going concern, we are not now a going concern and if we fail to become a going concern, our stockholders can expect to lose the full amount of their investment. Our ability to become a going concern depends upon the success of our proposed operations. We cannot assure you that we will ever become a going concern.

If Eugene Cella exercises his right of rescission and we do not or cannot terminate that right we will lose our rights obtained from CJC Enterprises of New York, Inc. If a rescission occurs, we will not have any right to open or franchise any additional stores or buy electronic products at 5% above Eugene Cella's cost..

CJC's only retail store was closed because it has not been profitable.

Although CJC intends to open another store in a more favorable location, CJC's ability to do so is, in substantial part, dependant upon its ability to acquire not less than $50,000 of capital. CJC does not now have any meaningful capital and there can be no assurance that CJC will be successful in obtaining sufficient capital.

RISKS RELATED TO THE SHARES

If a viable public market for our shares does not develop, you will not be able to easily sell your shares, if at all. There has not been and may never be a viable public market for our shares and we cannot assure you that a public market will ever develop. We cannot predict the extent, if any, to which investor interest in us will lead to the development of a viable trading market in our shares. The absence of a public market could effectively eliminate your ability to sell your shares.

The large number of shares eligible for public sale can be expected to adversely affect the prices that will prevail in the trading market, if one develops, which, in turn, could impair our ability to raise needed capital. In addition to the shares which may be sold by this prospectus, we have registered 200,000 shares for resale by our management and we have verbally agreed to register all of their other shares upon their request. Sales of significant amounts of our shares in the public market, if it develops, or the perception that such sales will occur, can materially adversely affect the market price of the shares or our ability to raise capital through future offerings of equity securities. Potential equity investors can be expected to be reluctant to purchase our equity securities if they believe that the amount of our shares eligible for public sale will materially diminish the market value of our shares.


                           FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS IN THIS PROSPECTUS (INCLUDING THE INFORMATION INCORPORATED BY REFERENCE) MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTIONS 27A SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. WHEN USED IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE WORDS "BELIEVE," "ANTICIPATE," "ESTIMATE," "PROJECT," "INTEND," "EXPECT," "MAY," "WILL," "PLAN," "SHOULD," "WOULD,""CONTEMPLATE," "POSSIBLE," "ATTEMPTS," "SEEKS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THE FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS. ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED IN LOOKING-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO:

-       factors described in this prospectus under the caption "Risk Factors";

-       general economic conditions and other related factors;

-       our ability to raise capital;

-       our ability to exploit our products;

-       our continued ownership of CJC Enterprises of New York, Inc.
        as a subsidiary.

Other factors not currently known to us or not currently considered material by us may also be relevant to our forward-looking statements and could also cause actual results to differ materially from those anticipated.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. Except as otherwise required by law, we assume no obligation to update or to publicly announce the results of any revisions to any of our forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of shares covered by this prospectus. The selling stockholders or their transferees will pay any underwriting discounts and commissions and expenses for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees, fees and expenses of our counsel, fees and expenses of our accountants, and blue sky fees and expenses.

                          DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.00001 per share.

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as our Board of Directors from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of the common stock are not entitled to preemptive rights and the common stock is not subject to conversion or redemption.

Our directors and executive officers own substantially all of our outstanding common stock. These stockholders can determine the outcome of stockholder votes, including votes concerning the election of directors, amendments to our charter and bylaws and the approval of significant corporate transactions such as a merger or a sale of our assets. In addition, their controlling influence could have the effect of delaying, deferring or preventing a change in control of our company.

                              SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus with respect to the common stock held by each selling stockholder:

                                                                                           Approximate Percentage
Name and Addresses       Number of Shares        Number of Shares  Shares of Common Stock  of Outstanding Shares
of Selling Stockholder  of Common Stock Owned    Being Offered     to be Owned After       of Common Stock to be
                                                                   the Offering            Owned After the Offering
------------------------------------------------------------------------------------------------------------------------
Gary Cella
5 Ridge Road
Cos Cob, CT 06807          1,536,100               100,000           1,436,100               40%

Jonathan B. Reisman
6975 NW 62nd Terrace
Parkland, FL 33067         1,599,600               100,000           1,499,600               42 %


The foregoing amounts assume that no sales will be made of an aggregate of 399,600 shares previously registered by us and held by Messrs. Cella and Mr. Reisman during this offering.

Mr. Cella is our president and treasurer. Mr. Reisman is our secretary. Both of them were our founders and are also directors and have held all their positions since our inception. Mr. Reisman is an affiliate of our legal counsel. Mr. Cella, the president of CJC Enterprises, is the brother of Gary Cella. Eugene Cella has an employment agreement with CJC Enterprises.

Except for those relationships, none of the selling stockholders has had any position, office or other material relationship with us or any of our affiliates within the past three years.

                              PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes pledgees, donees, transferees or other successors in interest selling shares received on or after the date of this prospectus from the selling stockholders as a pledge, gift or other non-sale related transfer. To the extent required, this prospectus may be amended and supplemented from time to time to describe specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made at then prevailing prices in the over-the-counter market or at prices related to the then current market price. Sales may also be made in negotiated transactions, including, but not limited to, one or more of the following methods:

- purchases by a broker-dealer as principal and resale by such broker-dealer for its own account,

- ordinary brokerage transactions and transactions in which the broker solicits purchasers,

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and

- privately negotiated transactions at prices which are not related to any prevailing market price.

In connection with distributions of the shares or otherwise, the selling stockholders may:

- enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume,

- sell the shares short and redeliver the shares to close out such short positions,

- enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell, or

- pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

Some of the preceding actions may not be available to any the selling stockholder to the extent he remains as a director or executive officer of us.

 In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. Any profits realized by the selling stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, upon the request of a selling stockholder a prospectus supplement will be distributed that will set forth:

-  the number of shares being offered,

- the terms of the offering, including the name of any underwriter, dealer or agent,

-  the purchase price paid by any underwriter,

-  any discount, commission and other underwriter compensation,

- any discount, commission or concession allowed or reallowed or paid to any dealer, and

-  the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

We intend to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement or (b) such time as when any remaining shares may be sold without further restrictions or limitation under the Securities Act.

                               LEGAL  PROCEEDINGS

There are no pending or threatened legal proceedings to which we are a party or of which any of our property is the subject or, to our knowledge, any proceedings contemplated by governmental authorities.

                                INDEMNIFICATION

We have agreed to indemnify our executive officers and directors to the fullest extent permitted by the Florida Business Corporation Act. The Act permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by us or in our right) by reason of the fact that the person is or was an officer or director or is or was serving at our request as an officer or director. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which he actually and reasonably incurred. The indemnification provisions of the Florida Business Corporation Act are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    EXPERTS

The audited financial statements which have been incorporated by reference in this prospectus by reference to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 and Amendment No. 1 to our Current Report on From 8-K dated February 27, 2003 have been so incorporated in reliance on the reports of William A. Meyler, P.C. independent certified public accountant given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We have electronically filed a registration statement on Form S?8 with the SEC with respect to the shares of common stock to be sold in this offering. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement and other materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1?800?SEC?0330. The SEC maintains an Internet site that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information we file with it which means that we can disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering made by this prospectus has terminated.

-     Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003;

-     Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003;

-     Current Report on Form 8-K dated June 6, 2003;

-     Current Report on Form 8-K dated May 19 , 2003.

-     Amendment No. 1 to Current Report on Form 8-K dated February 27, 2002

We will provide to each person, including a beneficial owner, to whom this prospectus is delivered upon oral or written request a copy of all the information which has been incorporated by reference in the prospectus but not delivered with the prospectus at no cost to the requester. Any such request must be made to Gary Cella, 5 Ridge Road, Cos Cob, CT 06807, telephone number 203-622-1848.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offering of the common stock. If information or representations are given or made you must not rely on it as if we authorized it. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in our affairs. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction in which such offer or solicitation is not permitted, or to anyone whom it is unlawful to make such offer or solicitation.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file periodic reports and other information with the SEC.

We do not intend to furnish our stockholders with annual reports containing audited financial statements.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in the registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents.

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and the latest prospectus filed by the registrant pursuant to Rule 424(b) under the Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed,

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's documents referred to in (a) above.

Item 4.         Description of Securities.

Reference is made to the disclosure in the prospectus under the caption "Description of Common Stock."

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Reference is made to the disclosure in the prospectus under the captions "Plan of Distribution" and Indemnification."

Item 7.         Exemption from Registration Claimed.

Exemption from registration was claimed pursuant to Section 4(2) of the Securities Act of 1933 inasmuch as no public offering was involved.

Item 8. Exhibits.

4.01      Form of Specimen Stock Certificate for the Registrant's Common
          Stock.(1)
4.02      New England Acquisitions, Inc. 2003 Incentive Equity Plan.(2)
10.01 Escrow Agreement of August 3, 2001 between the Registrant and Patriot National Bank.(3)
10.02 Asset and Rights Purchase Agreement of March 21, 2002, by and between ADM Tronics Unlimited, Inc. and the Registrant.(4)
10.03     Stock Purchase Agreement of February 14, 2003, by and between
          CJC Enterprises of New York, Inc., Eugene Cella and the
          registrant.(5)
10.04 Employment Agreement of February 14, 2003 by and between Eugene Cella and CJC Enterprises of New York, Inc.(6)
10.05 Agreement of June 11, 2003, by and between International Products, Inc., Ollie & Partners, L.L.C. and Ollie Johnson.(7)
23.02     Consent of  William A. Meyler P.C.(8)
----------------------------------------------------
(1) Filed as part of Amendment no. 1 to our registration statement on Form SB-2, File No. 333-63432 and hereby incorporated by reference.

(2) Filed as Exhibit 99.1 to our Current Report on Form 8-K dated May 19, 2003 and hereby incorporated by reference.

(3) Filed as part of Amendment No. 1 to our registration statement on Form SB-2 and hereby incorporated by reference.

(4) Filed as part of Post-Effective Amendment No. 2 to registration statement on Form SB-2 and hereby incorporated by reference.

(5) Filed as Exhibit 2.1 to our Current Report on Form 8-K dated February 27, 2003 and hereby incorporated by reference.

(6) Filed as Exhibit 10.04 to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 and hereby incorporated by reference.

(7) Filed as Exhibit 10.05 to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 and hereby incorporated by reference.

(8)     Filed herewith.


Item 9. Undertakings.

The registrant will:

(1) Except as otherwise permitted by the "Note" to this Item in Regulation S-B, file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cos Cob, State of Connecticut, on the 14th day of August, 2003


New England Acquisitions, Inc.

/s/  Gary Cella
----------------
By: Gary Cella,
    President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                Title                          Date
-----------------------------------------------------------------
 Gary Cella       Executive Officer, Principal    August 14,  2003
-------------     Financial Officer and Director
/s/ Gary Cella

/s/ Jonathan B. Reisman
 ----------------------
   Jonathan B. Reisman       Director             August 14 ,  2003


Exhibit 23.02

CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to us under the caption "Experts" and to the incorporation of our reports dated May 3, 2002 and March 26, 2003 in the Registration Statement on Form S-8 and related prospectus of New England Acquisitions, Inc.


William A. Meyler, P.C.
By: /s/ William Meyler
Middletown, NJ
August 14,  2003